EXHIBIT 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, Oscar K. Brown, President and Chief Executive Officer of Western Midstream Operating GP, LLC, the general partner of Western Midstream Operating, LP (the “Partnership”) and Kristen S. Shults, Senior Vice President and Chief Financial Officer of Western Midstream Operating GP, LLC, certify to the best of our knowledge that:

(1)the Quarterly Report on Form 10-Q of the Partnership for the period ending September 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

November 4, 2026	/s/ Oscar K. Brown
Oscar K. Brown President and Chief Executive Officer Western Midstream Operating GP, LLC (as general partner of Western Midstream Operating, LP)

November 4, 2026

/s/ Kristen S. Shults
Kristen S. Shults Senior Vice President and Chief Financial Officer Western Midstream Operating GP, LLC (as general partner of Western Midstream Operating, LP)
The foregoing certifications are being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, are not being filed as part of the Report for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and are not incorporated by reference into any filing of the Partnership, whether made before or after the date hereof, regardless of any general incorporation language in such filing.